                                 Exhibit 11

                Statement Re: Computation of Earnings Per Share



UNITED BANKSHARES, INC. AND SUBSIDIARIES


                                      For the Quarter Ended   For the Six Months Ended
                                            June 30                  June 30
                                    -----------------------   ------------------------
                                       1996         1995         1996        1995
                                    ----------   ----------   ----------   ----------

PRIMARY:
- --------

Average Number of Common Shares     15,146,697   14,944,417   15,146,446   14,946,079

Average Number of Common Share
 Equivalents                            75,957       91,653       82,800       81,652
                                   -----------  -----------  -----------  -----------
Average Shares and Share
 Equivalents Outstanding            15,222,654   15,036,070   15,229,246   15,027,731
                                   ===========  ===========  ===========  ===========

Net Income                         $ 1,265,000  $ 8,448,000  $ 9,353,000  $16,613,000
                                   -----------  -----------  -----------  -----------
Preferred Dividends
Available to Common Shares         $ 1,265,000  $ 8,448,000  $ 9,353,000  $16,613,000
                                   ===========  ===========  ===========  ===========
Earnings Per Common Share:               $0.08        $0.56        $0.61        $1.11
                                   ===========  ===========  ===========  ===========

FULLY DILUTED:
- --------------

Average Number of Common Shares     15,146,697   14,944,417   15,146,446   14,946,079
Average Number of Common Share
 Equivalents                            75,957       91,653       82,800       86,693
                                   -----------  -----------  -----------  -----------
Average Shares and Share
 Equivalents Outstanding            15,222,654   15,036,070   15,229,246   15,032,772
                                   ===========  ===========  ===========  ===========

Net Income                         $ 1,265,000  $ 8,448,000  $ 9,353,000  $16,613,000
                                   -----------  -----------  -----------  -----------
Preferred Dividends
Available to Common Shares         $ 1,265,000  $ 8,448,000  $ 9,353,000  $16,613,000
                                   ===========  ===========  ===========  ===========

Earnings Per Common Share                $0.08        $0.56        $0.61        $1.11
                                   ===========  ===========  ===========  ===========